Xtant Medical Announces FDA Clearance of the Xspan™ Laminoplasty Fixation System

BELGRADE, Mont., March 29, 2016 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE MKT:XTNT), a leader in the development of regenerative medicine products and medical devices, today announced that its wholly owned subsidiary, X-spine Systems, received FDA clearance of the Xspan™ Laminoplasty Fixation System.

About the Xspan™ Laminoplasty Fixation System

The Xspan™ System represents the latest generation of laminoplasty fixation. Spinal laminoplasty is a surgical procedure performed to remove pressure from the spinal cord. Unlike a laminectomy, where the entire lamina is removed, only an opening or window is made on one side of the lamina to alleviate the compression of the spinal cord. The lamina is then restructured by a small plate which allows the spinal canal to increase in size without losing stability or movement in the vertebrae. This procedure can be completed at single or multiple levels.

The Xspan™ Laminoplasty Fixation System is intended for use in the lower cervical and upper thoracic spine (C3-T3). “We are very pleased to have received clearance for Xspan,” stated Dr. David Kirschman, CSO, EVP, and Director of Xtant Medical. “This system will allow Xtant Medical to further differentiate itself from the competition and will better serve the growing needs of our surgeon partners.”

Xtant Medical estimates the world wide market for laminoplasty at $110M and growing. Xspan will be available to a limited number of key surgeons in the second fiscal quarter of 2016, with a larger general release to follow later in 2016.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT:XTNT) develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “potential,” “optimistic,” “confident,” “likely,” “probable” or similar expressions or the negative thereof.

Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s ability to successfully integrate the acquisition of X-spine; the ability of the Company’s sales force to achieve expected results, the Company’s ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow; the Company’s ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company’s customers to pay and the timeliness of such payments; the Company’s ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company’s ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” You should carefully consider the trends, risks and uncertainties described in this document, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

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